EXHIBIT 3.2
                       BYLAWS OF FAIRWAY PROPERTIES, INC.
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                                     BYLAWS
                                       OF

                            FAIRWAY PROPERTIES, INC.


                               ARTICLE I OFFICES

         Section 1.1 PRINCIPAL OFFICE. The principal office of the corporation shall be located in such location as designated by the Board of Directors. The corporation may have such other offices, either within or outside of the State of Nevada as the Board of Directors may designate, or as the business of the corporation may require from time to time.

         Section 1.2 REGISTERED OFFICE. The registered office of the corporation required by the General Corporation Law of Nevada to be maintained in the State of Nevada, may be, but need not be, identical with the principal office of the corporation, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on the date and at the time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Each annual meeting shall be held on a date which is within 18 months after the preceding annual meeting.

         Section 2.2 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or outside of the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

         Section 2.4 NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, private carrier, e-mail message, electronically transmitted facsimile or other form of wire or wireless communication, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder entitled to vote at such meeting; provided, however, that if the authorized shares of the

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corporation are to be increased, at least thirty days' notice shall be given. If mailed and in a comprehensible form, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If notice is given other than by mail, and provided such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

         If three successive letters mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation.

         Section 2.5 WAIVER OF NOTICE. When any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Such waiver shall be delivered to the corporation for filing with the corporate records.

         The attendance of a shareholder at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, or a waiver of objection to the consideration of a particular matter at the shareholder meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consolidation of a particular matter at the time it is presented at the meeting.

         Section 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period no less than ten days but not to exceed, in any case, sixty days. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten days nor more than sixty days prior to the date on which the particular action requiring the determination of stockholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day next preceding the day on which notice of the meeting is mailed, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the adjournment is for more than thirty days, or if a new record date is so fixed by the Board of Directors, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 2.7 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall

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be kept on file  either at a place  within the city  where the  meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

         Section 2.8 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the General Corporation Law of Nevada and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed thirty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

         Section 2.9 MANNER OF ACTING. If a quorum is present, the affirmative vote of a majority of the shares actually cast at a meeting shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

         Section 2.10 PROXIES. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution, unless a longer term is provided in the proxy and the proxy satisfies the requirements of the General Corporation Law of Nevada.

         Section 2.11 VOTING OF SHARES. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

         Section 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

         Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to

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do be contained in an appropriate  order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

         Section 2.13 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote (or such greater proportion of voting shares as may be required for the particular action) that would be necessary to authorize or take such action at a formal meeting and shall be delivered to the corporation by delivery to its principal place of business for inclusion in the minutes or for filing with the corporate records.

         Section 2.14 PARTICIPATION BY ELECTRONIC MEANS. Any shareholder may participate in any meeting of the shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

         Section 3.2 PERFORMANCE OF DUTIES. A director of the corporation shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such case as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by the persons listed below in this Section 3.2; but he shall not be considered to be

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acting in good faith if he has knowledge  concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation. A director may rely upon the information, opinions, reports, and statements of the following:

         One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

         Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

         A committee of the board upon which he does not serve, duly designated in accordance with the provision of the certificate of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         Section 3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be as fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than that number which is required by law. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the corporation.

         There shall be a Chairman of the Board, who has been elected from among the directors. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall have such other powers and duties as may be prescribed by the Board of Directors.

         Section 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         Section 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of Nevada called by them.

         Section 3.6 NOTICE. Written notice of any special meeting of directors shall be given as follows:

         By mail to each director at his or her business address at least two days prior to the meeting; or

         By personal delivery, facsimile or e-mail message at least twenty four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be

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delivered  when a  confirmation  of the  transmission  of the facsimile has been received by the sender. If notice be given by e-mail message, such notice shall be deemed to be delivered when the e-mail message is available on the receiving server/computer.

         Any director may waive notice of any meeting before or after the time and date of the meeting stated in the notice. The waiver shall be in writing and signed by the director entitled to the notice. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.7 QUORUM. A majority of the number of directors fixed by or pursuant to Section 3.3 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 3.8 MANNER OF ACTING.Section 3.9 Except as otherwise required by law or by the Articles of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, provided however, that if the directors are deadlocked on any decision, the decision shall be made by Michael David Murphy.

         Section 3.10 INFORMAL ACTION BY DIRECTORS. Unless the Articles of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken by the Board of Directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof.

         Section 3.11 PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 3.12 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 3.13 RESIGNATION. Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from

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the board,  effective  at a future  date,  a majority of the  directors  then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

         Section 3.14 REMOVAL. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the General Corporation Law of Nevada.

         Section 3.15 COMMITTEES. By resolution adopted by a majority of the Board of Directors, the directors may designate one or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate, subject to any limitations contained in the General Corporation Law of Nevada.

         Section 3.16 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.17 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1 NUMBER. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

         Section 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4.3 REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract

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rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

         An officer may resign at any time by giving written notice of the resignation to the Secretary of the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

         Section 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside as chairman at meetings of the stockholders and the Board of Directors. He shall, in addition, have such other duties as the Board may prescribe that he perform. At the request of the President, the Chairman of the Board may, in the case of the President's absence or inability to act, temporarily act in his place. In the case of death of the President or in the case of his absence or inability to act without having designated the Chairman of the Board to act temporarily in his place, the Chairman of the Board shall perform the duties of the President, unless the Board of Directors, by resolution, provides otherwise. If the Chairman of the Board shall be unable to act in place of the President, the Vice Presidents, if any, may exercise such powers and perform such duties as provided below.

         Section 4.6 PRESIDENT. The President, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The Board of Directors may, but need not, designate a Chief Executive Officer of the Company and establish the duties and authorities of the Chief Executive Officer. The offices of President and Chief Executive Officer, if established, may be held by the same person or by different persons.

         Section 4.7 VICE PRESIDENT. The Vice President, if any, (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

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         Section 4.8 SECRETARY.  The Secretary shall (a) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation, and a record of all waivers of notice and meetings of shareholders and of the Board of Directors or any committee thereof, (b) ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors, (d) keep at the corporation's registered office or principal
place  of  business  a  record   containing  the  names  and  addresses  of  all
shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (e) maintain at the corporation's principal office the originals or copies of the corporation's Articles of Incorporation, Bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (g) authenticate records of the corporation, and (h) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary. The directors and/or shareholders may however respectively designate a person other than the Secretary or Assistant Secretary to keep the minutes of their respective meetings.

         Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

         Section 4.9 TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, CEO, or by the Board of Directors.

         Section 4.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board of Directors or the President or a Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries

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and  Assistant  Treasurers,  in general,  shall  perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         Section 4.11 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give a bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         Section 4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 5.1 CONTRACTS. Subject to other provisions of these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 5.3 CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI
             SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

         Section 6.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

         Section 6.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the

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

corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Nevada, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

         The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

         Section 6.3 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

         Section 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

         Section 6.5 TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Nevada.

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

                                  ARTICLE VII
                      ACQUISITION OF CONTROLLING INTEREST

         The provisions of the General Corporation Law of Nevada pertaining to the acquisition of a controlling interest (currently set forth in NRS 78.378 to 78.3793, inclusive), as the same now exist or may hereafter be amended or modified, shall not apply to the corporation.

                                  ARTICLE VIII
                             FOREIGN QUALIFICATIONS

         The appropriate officers of the corporation have the authority to register or qualify the corporation to do business in any jurisdictions, domestically or internationally, where such officers deem it appropriate or advisable, and such officers shall take such actions and execute such documents as they deem necessary or desirable to accomplish the foregoing.

                                   ARTICLE IX
                                   FISCAL YEAR

         The fiscal year of the corporation shall end on the last day of December in each calendar year. The Board of Directors may change the corporation's fiscal year.

                                   ARTICLE X
                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE XI
                                 CORPORATE SEAL

         The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL."

                                  ARTICLE XII
                                WAIVER OF NOTICE

         Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the General Corporation Law of Nevada, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

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

                                  ARTICLE XIII
                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present.

                                   ARTICLE XIV
                         DIRECTOR AND OFFICER LIABILITY

         To the fullest extent permitted by the Nevada General Corporation Law as the same exists or may be hereafter be amended, a director and/or officer of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.


                                   ARTICLE XV
                                   CERTIFICATE

         I hereby certify that the foregoing Bylaws constitute the Bylaws of Fairway Properties, Inc., adopted by the Board of Directors of the Company as of
_________________________.



                                       -------------------------------
                                       Sean P Murphy, President



























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